Exhibit 99.5

Superior Consultant Announces Private Investment and Intention To Commence a Dutch Auction Tender Offer

The Company also Confirms Previous Guidance Range for the Second Quarter

SOUTHFIELD, Mich., June 9, 2003 — Superior Consultant Holdings Corporation (Nasdaq: SUPC), today announced the placement of $7.5 million in senior subordinated debentures and warrants. The debentures, and the warrants to purchase up to 807,000 shares of common stock, will be issued to Camden Partners Strategic Fund II-A and Camden Partners Strategic Fund II-B of Baltimore, Maryland. Superior also announced that its Board of Directors has approved the repurchase of up to 650,000 shares of its common stock to be accomplished through a Dutch Auction tender offer at a price not greater than $3.60 and not less than $2.85 per share. The midpoint of this range of $3.23 represents a 27% premium to the average closing stock price during the prior 45 trading day period. During the prior 45 trading days, the average daily trading volume has been 9,062 shares. The tender offer is expected to commence on or about June 16, 2003, and to expire, unless extended, at 5:00 p.m., Eastern time, on or about July 14, 2003.

The debentures mature in three years and bear interest at 7.2% with an optional extension by Superior, subject to certain conditions, for one year at an interest rate of 12%. Superior will use the proceeds to purchase shares in the Dutch Auction tender offer, increase its cash balance, and continue to strengthen its outsourcing and consulting businesses.

“This private placement is an important step in the continued execution of our outsourcing and consulting growth objectives,” said Richard D. Helppie, Chief Executive Officer. “This financing is consistent with our continuing objective to capitalize the company to most effectively pursue outsourcing opportunities. We are pleased that Camden sought to make this investment in Superior on the basis of the quality of our client references and the strength of our management team and workforce.”

Helppie continued: “We believe that our stock continues to be undervalued in the market and that a repurchase of our stock is consistent with our goal of maximizing stockholder value. Our offer also provides those who wish to sell shares an opportunity to do so at a potential premium over recent trading prices and without incurring transaction fees.”

David L. Warnock, General Partner of Camden Partners Strategic Fund commented: “We are excited about our investment in Superior Consultant and the growing momentum in their outsourcing business. We have spoken to Superior’s clients, and they have communicated a strong satisfaction with the outsourcing and consulting services they have received from Superior. We are pleased to align ourselves with a firm of this caliber and look forward to its future growth.”

Under the tender offer, stockholders will have the opportunity to tender some or all of their shares at a price within the $2.85 to $3.60 price range. Based on the number of shares tendered and the prices specified by the tendering stockholders, Superior will determine the single per share price within the range that will allow it to buy 650,000 shares, or such lesser number of shares that are properly tendered. If stockholders properly tender more than 650,000 shares at or below the determined price per share, Superior will purchase shares tendered by such stockholders, at the determined price per share, on a pro rata basis based upon the number of shares each stockholder tenders. All shares that have been tendered and not purchased will be promptly returned to the stockholder. Stockholders whose shares are purchased in the offer will be paid the determined purchase price per share net in cash, without interest, after the expiration of the offer period. The offer is not contingent upon any minimum number of shares being tendered. The offer is subject to a number of other terms and conditions that will be specified in the offer to purchase to be distributed to stockholders.

Neither the company, nor its Board of Directors makes any recommendation to stockholders as to whether stockholders should tender or refrain from tendering their shares, nor as to the purchase price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and at what price. Stockholders should discuss whether to tender all or any portion of their shares with their broker or other financial and tax advisors.

The offer to purchase, letter of transmittal and related documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of the company’s common stock.

None of the company’s directors or executive officers intends to sell shares into this offering.

THE DEBENTURES AND WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES, DEBENTURES OR WARRANTS. THE SOLICITATION AND THE OFFER TO BUY SUPERIOR’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT SUPERIOR WILL BE SENDING OUT ON OR ABOUT JUNE 16, 2003. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY (WHEN AVAILABLE) OF THE OFFER TO PURCHASE AND OTHER DOCUMENTS THAT WILL BE FILED BY SUPERIOR WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV.

After the commencement of the tender offer, additional information about the tender offer will be found at the company’s Web site, www.superiorconsultant.com.

OUTLOOK

The company is making no changes to its guidance of April 25, 2003, for second quarter net revenue to be within the range of $22.4 to $23.0 million. The company’s revenue expectation is based on a current booked backlog of $22.0 million for the second quarter and client indications of an additional $350,000. The company has not changed its expectation to end the second quarter with a net loss within the range of ($0.2) million and ($0.8) million, as indicated on April 25, 2003.

Conference Call Broadcast:

Superior Consultant will host a conference call at 4:30 p.m. Eastern time on Monday, June 9, 2003. To listen to the broadcast, participants may log onto www.superiorconsultant.com and go to the “For Investors” section of the Web site. We suggest you log onto the Web site 10 minutes prior to the conference call to download and install any necessary software.

Conference Call Replay:

An online replay will be available after 8:00 p.m. Eastern time on Monday, June 9, 2003, under the “For Investors” section of www.superiorconsultant.com.

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward- looking statements may be identified by words including, but not limited to: “anticipate,” “believe,” “intends,” “estimates,” “promises,” “expect,” “should,” “conditioned upon” and similar expressions. This release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors and events which the company is unable to accurately predict or over which the company has no control. Such factors include, but are not limited to: the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the healthcare market’s acceptance of and demand for the company’s offerings, demands upon and consumption of the company’s cash and cash equivalent resources or changes in the company’s access to working capital, regulatory changes and other factors affecting the financial constraints on the company’s clients, economic factors specific to healthcare, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, acquisitions under consideration, and the ability to integrate acquisitions on a timely basis. Additional information regarding these risk factors and others, and additional information concerning the company are included in the company’s reports on file with the Securities and Exchange Commission.

About Camden Partners

Camden Partners is a Baltimore-based private equity firm dedicated to funding and participating in the growth of well-managed emerging public company businesses within the business services, health care and education industries. Current investments include: Infocrossing, Inc. (Nasdaq: IFOX), Blue Rhino (Nasdaq: RINO), Concorde Career Colleges (Nasdaq: CCDC) and Pharmanetics (Nasdaq: PHAR). For more information, please visit Camden’s Web site at www.camdenpartners.com.

About Superior Consultant Holdings Corporation

Superior Consultant specializes in Digital Business Transformation™ services that enable clients to thrive in the information-driven economy. Superior’s outsourcing, management and information technology consulting services and solutions help clients plan and execute better business strategies and meet their fiscal challenges while advancing clinical quality. Superior’s best practices outsourcing model includes a full range of flexible business process and information technology solutions, including data center services, 24/7/365 network monitoring and help desk services, facility management, interim management, and application outsourcing services. For 19 years, Superior has been recognized as one of the most innovative within the healthcare industry and has been rewarded with full and partial outsourcing contracts, thousands of consulting engagements, approximately 150 interim management assignments, and nearly 3,000 clients.

For more information on Superior Consultant Holdings Corporation simply dial 1-800-PRO-INFO and enter the Company ticker: SUPC (a no-cost fax-on- demand service) or visit the Company’s Web site at http://www.superiorconsultant.com.